Exhibit 99.1
For Immediate Release
Isabella Bank Corporation
200 E. Broadway
Mt. Pleasant, MI 48858
Isabella Bank Announces New Stock Ticker Symbol
Mt. Pleasant, Michigan, August 7, 2008 — Dennis P. Angner, President and CEO of Isabella Bank Corporation, is pleased to announce that Isabella Bank Corporation’s stock ticker symbol on the OTC Pink Sheets Electronic Quotation Service will change from “IBTM” to “ISBA” effective at the commencement of trading on August 6, 2008. The new stock ticker symbol reflects the Company’s change of name on May 14, 2008 from IBT Bancorp, Inc. to Isabella Bank Corporation.
For further information, please contact:
Mary Olivieri, Community Relations Director
Office: 989-779-6309 Fax: 989-775-5501